UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 9, 2023

Clean Earth Acquisitions Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-1883984	87-1431377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12600 Hill Country Blvd, Building R, Suite 275 Bee Cave, Texas	78738
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 508-1531

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, one right and one-half of one redeemable warrant	CLINU	The Nasdaq Stock Market LLC
Class A common stock included as part of the units, par value $0.0001 per share	CLIN	The Nasdaq Stock Market LLC
Rights included as part of the units to acquire one-tenth (1/10) of one share of Class A common stock	CLINR	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	CLINW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on June 13, 2023, Clean Earth Acquisitions Corp. (the “Company”) received a letter (the “Notification Letter”) from the Listing Qualifications Department of the Nasdaq Stock Market (the “Staff”) notifying the Company that the $575,000.00 aggregate market value of the Company’s outstanding public warrants, ticker symbol CLINW, as reported in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023, was below the minimum aggregate market value of $1,000,000.00 required for continued listing on the Nasdaq Capital Market as set forth in Nasdaq Listing Rule 5452(b)(C) (the “Rule”).

Pursuant to Nasdaq rules, on July 28, 2023, the Company submitted a plan to the Staff to regain compliance with the Rule. On August 9, 2023, the Company received a notice from the Staff stating that it will grant the Company an extension to regain compliance with the Rule on or before December 11, 2023.

While the Company continues to exercise diligent efforts to maintain the listing of its public warrants on Nasdaq, there can be no assurance that the Company will be able to regain compliance with the Rule on or before December 11, 2023.

In the event that the Company fails to demonstrate compliance with the Rule during the extension period, the Staff will provide written notification to the Company that its public warrants will be delisted from the Nasdaq Capital Market (a “Delisting Notice”). If the Company receives a Delisting Notice, the Company may appeal the Staff’s determination to a Listing Qualifications Panel.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act that are based on beliefs and assumptions and on information currently available to Clean Earth Acquisitions Corp. (the Company”) and Alternus. Certain statements included in this Form 8-K that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Any statements that refer to expectations, projections or other characterizations of future events or circumstances, are also forward-looking statements. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Although each of the Company believes that there is a reasonable basis for each forward-looking statement contained in this Current Report, the Company cautions you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. Actual results could differ materially from the results implied or expressed by the forward-looking statements in this Current Report. Accordingly, undue reliance should not be placed upon the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2023

Clean Earth Acquisitions Corp.

By:	/s/ Aaron T. Ratner
Name: Aaron T. Ratner
Title: Chief Executive Officer